Exhibit 99.5

OfficeMax Incorporated

2011 Nonqualified Stock Option Award Agreement

Vice Presidents and Above (U.S.)

This Nonqualified Stock Option Award (the “Award”) is granted on May 2, 2011 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to Michael Lewis (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan, as may be amended from time to time (the “Plan”), and the following terms and conditions of this agreement (the “Agreement”):

1.	Terms and Conditions. Your Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.	Award. You are hereby awarded a Nonqualified Stock Option (the “Option”) to purchase up to 68,570 shares of Stock at a price of $10.00 per share (the “Grant Price”), subject to the terms and conditions of the Plan and this Agreement.

3.	Vesting and Exercisability. Subject to paragraphs 4 and 5, the Option shall become vested and exercisable as follows:

a.	On each of the first three anniversaries of the Award Date, if you are then employed with OfficeMax, the Option shall become vested and exercisable with respect to one-third of the shares of Stock subject to the Option. If you terminate employment with OfficeMax for any reason before the third anniversary of the Award Date, any portion of the Option that is not then vested and exercisable pursuant to the preceding sentence will be forfeited upon your termination of employment.

b.	The Option, to the extent vested, must be exercised on or before the earliest of the following:

i.	the seventh anniversary of the Award Date;

ii.	one year after your termination of employment as a result of your retirement (after attaining age 55 and completing at least 10 years of service with OfficeMax), death, or total and permanent disability, as determined by OfficeMax in its sole and complete discretion, provided that you have not, as of the date of the exercise of the Option, violated the provisions of paragraph 8 below;

iii.	three months after your termination of employment for any other reason.

Notwithstanding the foregoing, if the Option may not be exercised due to a Black-Out Period within the three business days prior to the normal expiration date of the Option, then the expiration date of the Option shall be extended for a period of 30 days following the end of the Black-Out Period or such longer period as permitted by the Committee.

4.	Termination for Disciplinary Reasons. The Option shall be canceled immediately (even if the Option had previously vested fully or partially) if you are terminated for “disciplinary reasons,” as that term is defined in the Executive Officer Severance Pay Policy (or any successor policy) or, if you retire or resign and OfficeMax determines within six months thereafter that your conduct prior to your retirement or resignation warranted termination for “disciplinary reasons.” Additionally, in the event you retire or resign and OfficeMax determines thereafter that your conduct prior to your retirement or resignation warranted termination for “disciplinary reasons” after exercise, OfficeMax shall have the right to repurchase from you at the exercise price the shares you acquired under this Agreement, or, if you no longer own such shares, to recover from you the gross profit you earned from the exercise and disposition of such shares.

5.

Change in Control. In the event of a Change in Control prior to the third anniversary of the Award Date, the continuing entity may either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. Notwithstanding any provisions of this Agreement or the Plan to the contrary, if the

OfficeMax Incorporated

2011 Nonqualified Stock Option Award Agreement

Vice Presidents and Above (U.S.)

continuing entity does not so continue or replace this Award, or if you experience a “qualifying termination”, the Option shall become fully vested and exercisable, if you are employed by OfficeMax on the date of the Change in Control, immediately upon the Change in Control, or, in the case of your qualifying termination, upon the date of your qualifying termination for a period of one year from your termination date. “Change in Control” and “qualifying termination” shall be defined in an agreement providing specific benefits upon a change in control or in the Plan.

6.	Exercise. You may exercise the Option upon notice and payment of the Grant Price by any of the following methods, unless disallowed by law:

a.	broker assisted exercise;

b.	Stock already owned by you;

c.	cash; or

d.	such other methods as may be approved from time to time by the Plan administrator.

If the Fair Market Value of a share of Stock on the expiration date of the Option exceeds the exercise price of the Option, the Option will be automatically exercised upon such expiration date.

7.	Tax Withholding. The amount of shares of Stock to be paid to you will be reduced by that number of shares of Stock having a Fair Market Value equal to the required minimum federal and state withholding amounts triggered by the exercise of your Option, provided that you do not satisfy such withholding requirements in cash or through Stock already owned by you. To the extent a fractional share of Stock is needed to satisfy such tax withholding, the number of shares of Stock withheld will be rounded up to the next whole number.

8.	Non-Solicitation and Non-Compete. This paragraph 8 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law rules. If Delaware law, for whatever reason, is not applied, then this paragraph 8 shall be enforced to the maximum extent allowable under otherwise applicable state law. For the period beginning on the Award Date and ending one year following your termination of employment with OfficeMax, you will not (i) directly or indirectly employ, recruit or solicit for employment any person who is (or was within six (6) months prior to your employment termination date) an employee of OfficeMax, an Affiliate or Subsidiary; or (ii) commence Employment with a Competitor in a substantially similar capacity to any position you held with OfficeMax during the last 12 months of your employment with OfficeMax and having the responsibility within the same geographic area(s) for which you had responsibility during the last 12 months of your employment with OfficeMax. If you violate the terms and conditions of this paragraph 8 or any other non-disclosure, non-competition, non-solicitation or other similar agreement during or after your employment with OfficeMax, the right to exercise this Option with respect to any shares not previously exercised shall terminate immediately and the Option shall be cancelled immediately. Without limiting any other remedy available to OfficeMax, OfficeMax shall be entitled to repurchase from you the Stock you previously purchased under this Agreement at the Fair Market Value of the shares on the exercise date, or, if you at such time no longer own such shares, OfficeMax shall be entitled to recover from you the gross profit you earned upon the purchase and disposition (whether by sale, gift, donation or otherwise) of such shares, and OfficeMax further will be entitled to reimbursement of any fees and expenses (including attorneys’ fees) incurred by or on behalf of OfficeMax in enforcing its rights under this paragraph 8.

a.

“Competitor” means any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Agreement, in the sale or distribution of products, or in the provision of services in competition with the products sold or distributed or services provided by OfficeMax, an Affiliate, Subsidiary, partnership, or joint venture of OfficeMax and for whom greater than 35% of its North American revenues are comprised of the direct sale or distribution of office supplies, office furniture, technology-related office products or computer consumables actually sold by OFFICEMAX, print and document services, or related office products or services. The parties agree that the term Competitor shall not include any business entity or person

OfficeMax Incorporated

2011 Nonqualified Stock Option Award Agreement

Vice Presidents and Above (U.S.)

principally engaged in the manufacture and distribution of computer hardware, software or peripherals. The determination of whether a business is a Competitor shall be made by OfficeMax’s General Counsel, in his or her sole and complete discretion.

b.	“Employment with a Competitor” means providing services as an employee or consultant, or otherwise rendering services of a nature for remuneration, to a Competitor, as determined by OfficeMax’s General Counsel, in his or her sole and complete discretion.

9.	Use of Personal Data. By executing this Agreement, you hereby agree freely, and with your full knowledge and consent, to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as your name, salary, nationality, job title, position evaluation rating along with details of all past awards and current awards outstanding under the Plan (collectively, the “Data”), for the purpose of managing and administering the Plan. You further acknowledge and agree that OfficeMax and/or any of its Affiliates may make Use of the Data amongst themselves and/or any other third parties assisting OfficeMax in the administration and management of the Plan (collectively, the “Data Recipients”). In keeping therewith, you hereby further authorize any Data Recipient, including Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering and managing the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of shares on your behalf by a broker or other third party with whom you may elect to deposit any shares acquired through the Plan.

OfficeMax shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use will be made of the Data for any purpose other than the administration and management of the Plan. You may, at any time, review your Data and request necessary amendments to such Data. You may withdraw your consent to Use of the Data herein by notifying OfficeMax in writing at the address specified in paragraph 10; however by withdrawing your consent to use Data, you may affect your eligibility to participate in the Plan.

By executing this Agreement you hereby release and forever discharge OfficeMax from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data including, without limitation, any and all claims for invasion of privacy, defamation and any other personal, moral and/or property rights.

10.	No Special Employment. Nothing contained in this Agreement or in the Plan shall be construed or deemed under any circumstances to bind OfficeMax to continue your employment for any particular period of time.

11.	Acceptance of Terms and Conditions. You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before May 31, 2011 or the Award will be forfeited. Return your executed Agreement to: Becky Cohen by mail at OfficeMax, 263 Shuman Boulevard (5E238), Naperville, Illinois 60563 or by fax at (630)647-3722.

OfficeMax Incorporated	Awardee: Michael Lewis

/s/ Jeff Johnson	Signature:	/s/ Michael J. Lewis
Jeff Johnson
Senior Vice President,	Date:	May 27, 2011
Human Resources

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